Exhibit 4.22

FORM OF AMENDMENT TO
SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Second Amended and Restated Stockholders Agreement, dated as of September 21, 2007, among HD Supply Holdings, Inc. (formerly known as HDS Investment Holding, Inc.) (the “Company”) and the stockholders from time to time party thereto (the “Agreement”), is made and entered into effective as of this [•] day of [•], 2013, by the Company, the Bain Investors, the CD&R Investors and the Carlyle Investors.  All capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Agreement, and, except as otherwise provided below, references herein to a specific Section or Schedule will refer, respectively, to the corresponding Section or Schedule of the Agreement.

WHEREAS, the Company, the Bain Investors, the CD&R Investors and the Carlyle Investors desire to amend the Agreement on the terms and subject to the conditions set forth herein.

WHEREAS, pursuant to Section 5.3 of the Agreement, this Amendment has been approved by Stockholders holding in excess of 50% of the outstanding Voting Securities of the Stockholders and has been unanimously approved by the Principal Investors.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants in the Agreement and hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                                      Amendment to Definition of “Consulting Agreements”.  The definition of “Consulting Agreements” in Section 1.1 is hereby deleted in its entirety and replaced as follows:

“Consulting Agreements” means (i) the Consulting Agreement, dated as of the Closing Date, by and between Bain Capital Partners, LLC and the Company, (ii) the Consulting Agreement, dated as of the Closing Date, by and between TC Group V, L.L.C. and the Company and (iii) the Amended and Restated Consulting Agreement, dated November 23, 2009, by and between Clayton, Dubilier & Rice, LLC and the Company, in each case as such agreements may be amended from time to time in accordance with their terms and the terms of this Agreement.

2.                                      Amendment to Definition of “Independent Director”.  The definition of “Independent Director” in Section 1.1 is hereby deleted in its entirety and replaced as follows:

“Independent Director” means a Director who qualifies as “independent” under the rules of The NASDAQ Stock Market or the rules of such other national securities exchange on which the Common Stock is then listed for trading and who is designated a Director in accordance with Section 2.1(j).

3.                                      Amendment to Definition of “Permitted Transferee”.  The definition of “Permitted Transferee” in Section 1.1 is hereby deleted in its entirety and replaced as follows:

“Permitted Transferee” means (i) with respect to any Principal Investor or its Affiliates, (x) the owners of such Stockholder or its Affiliates in connection with a Mandatory Distribution, (y) a Charitable Organization to which such Stockholder wishes to make or has made a bona fide charitable contribution of Equity Securities and (z) any member, partner or other employee of such Principal Investor or its Affiliates in connection with a bona fide gift to any Charitable Organization made on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any public offering conducted as an underwritten public offering approved by the Coordination Committee in accordance with Section 3.7, and any such recipient Charitable Organization, (ii) with respect to any MJ Investor, Jacobson or any entity controlled by Jacobson (or by permitted successors to Jacobson in accordance with the terms of the constituent documents of the managing member of such MJ Investor and the letter agreement, dated as of the date hereof, among JFI-HDS, LLC, JFI-HDS Affiliates, LLC, their managing member, Bain, Carlyle and CD&R) the constituent documents of which are reasonably satisfactory to the Requisite Investors and (iii) with respect to any Stockholder (other than the MJ Investors), an Affiliate (other than any “portfolio company” described below) of such Stockholder; provided, however, that any such Transferee, other than any Charitable Organization receiving Common Stock or other securities of the Company pursuant to clause (i)(z) above, shall agree in a writing in the form attached as Exhibit B hereto to be bound by and to comply with all applicable provisions of this Agreement; provided, further, however, that in no event shall (A) the Company or any of its Subsidiaries or (B) any “portfolio company” (as such term is customarily used among institutional investors) of any Stockholder or any entity controlled by any portfolio company of any Stockholder constitute a “Permitted Transferee”.

4.                                      Amendment to Section 2.1.  Section 2.1 is hereby deleted in its entirety and replaced as follows:

2.1                               Board Representation.

(a)                                 The Board shall be comprised of ten Directors of whom:

(i)                                     three shall be designees of CD&R (such Persons, the “CD&R Designees”), of whom one shall be designated Chairman of the Board (“Chairman”) and in such capacity as Chairman shall preside over meetings of the Board and the stockholders and shall have the other duties set forth in Sections 2.1(i) and 2.3;

(ii)                                  three shall be designees of Bain (such Persons, the “Bain Designees”);

(iii)                               three shall be designees of Carlyle (such Persons, the “Carlyle Designees”, and, together with the CD&R Designees, the Bain Designees and any Independent Directors designated pursuant to Section 2.1(j), the “Stockholder Designees”); and

(iv)                              one shall be the CEO (the “CEO Designee”).

The Bain Designees shall initially be Stephen Zide, Paul Edgerley and Lew Klessel, the Carlyle Designees shall initially be Gregory Ledford, Brian Bernasek and [•], the CD&R Designees shall initially be Nathan Sleeper, Jacobson and James Berges, and Mr. Berges shall initially be designated as Chairman, and the CEO Designee shall initially be Joseph DeAngelo. Pursuant to Section 2.1(j), Mr. Peffer and Jacobson shall initially be included as a

[•] Designee and a CD&R Designee, respectively. Within 90 days of completion of an IPO (i) Bain shall cause Mr. Klessel to resign and (ii) [•] shall designate an Independent Director who shall be nominated by the nominating committee of the Board and with the approval of each Principal Investor (such nominee, the “Third Independent Director”).  For the avoidance of doubt, the Third Independent Director shall be a Bain Designee for all purposes under this Agreement.

The terms of office of members of the Board shall be divided into three classes: Class I Directors, whose initial terms will expire at the annual meeting of stockholders to be held in 2014; Class II Directors, whose initial terms will expire at the annual meeting of stockholders to be held in 2015; and Class III Directors, whose initial terms will expire at the annual meeting of stockholders to be held in 2016.  Thereafter, each member will serve three-year terms expiring in successive years.  Initially, the Class I Directors shall be Stephen Zide, Brian Bernasek and Jacobson, the Class II Directors shall be Paul Edgerley, Gregory Ledford and Nathan Sleeper and the Class III directors shall be James Berges, Lew Klessel, Charles Peffer and Joseph DeAngelo.

(b)                                 Subject to Section 2.1(n), the Company shall take such action as may be required under applicable law to cause the Board to consist of the number of Directors specified in clause (a) and clause (j) of this Section 2.1.

(c)                                  The Company agrees to include in the slate of nominees recommended by the Board the Stockholder Designees, the CEO Designee and any Independent Directors designated in accordance with clause (j) of this Section 2.1 and to use its best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as Directors as provided herein.

(d)                                 In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated pursuant to clause (i), (ii) or (iii) of Section 2.1(a) or Section 2.1(j), the Stockholders shall use their best efforts to cause the remaining Directors and the Company to, or if the remaining Directors and the Company fail to do so, shall use best efforts to, fill the vacancy created thereby with a new designee of the Principal Investor who designated such Director as soon as possible, who is designated in the manner specified in this Section 2.1, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

(e)                                  Each of the Stockholders agrees to vote, or act by written consent with respect to, any Voting Securities beneficially owned by it, at any annual or special meeting of stockholders of the Company at which Directors are to be elected or to take all actions by written consent in lieu of any such meeting as are necessary, to cause the Stockholder Designees, the CEO Designee and any Independent Directors designated in accordance with clause (j) of this Section 2.1 to be elected to the Board.  Each of the Stockholders agrees to use its commercially reasonable efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as members of the Board.  In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated pursuant to clause (i), (ii) or (iii) of  Section 2.1(a), and the remaining Directors pursuant to Section 2.1(d) have caused the vacancy created thereby to be filled by a new designee of Bain, Carlyle or CD&R, as applicable, then in such case each Stockholder hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.  Upon the written request of Bain, Carlyle or CD&R, as applicable, each other Stockholder shall vote, or act by written consent with respect to, all Voting Securities beneficially owned by such Stockholder and otherwise take or cause to be taken any and all actions necessary to remove any Director designated by such Stockholders and to elect any replacement Director designated as provided in this Section 2.1(e).  Unless Bain, Carlyle or CD&R shall otherwise request in writing, no other Stockholder shall take any action to cause the removal of any Directors designated by such Stockholders.

(f)                                   In the event that any of Bain, Carlyle or CD&R, as applicable, loses the right to designate one or more Directors by operation of Section 2.8, the Principal Investor losing the right to designate such Director shall cause such Director to offer to resign from the Board and the Directors remaining in office shall have discretion to retain the existing Board or to decrease the size of the Board to reflect such resignation and no consent under Section 2.4 shall be required in connection with such decrease, if any.

(g)                                  The Company shall reimburse each Stockholder Designee and each Independent Director for their reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board or committees thereof.

(h)                                 Each of the Principal Investors shall have the right to, and the Company shall cause there to be, equal representation of the Principal Investors on the board of directors of HDS in proportion to their representation on the Board.  The board of directors of HDS shall initially consist of the same directors as the Board.

(i)                                     Following any termination or resignation of the CEO and prior to the hiring of a replacement CEO pursuant to Section 2.3, the CD&R Designee serving as Chairman pursuant to Section 2.1(a)(i) shall serve also as CEO on an interim basis until such replacement CEO is hired (during which time the Board seat to which the CEO Designee is entitled pursuant to Section 2.1(a)(iv) shall remain vacant).

(j)                                    Subject to Section 2.1(a), the Board may include Independent Directors.  Each of CD&R, Bain and Carlyle shall be entitled to designate one Independent Director as one of its three Stockholder Designees in accordance with Section 2.1(a), each such Independent Director to be subject to the approval (not to be unreasonably withheld) of the non-designating Principal Investors.  Bain and Carlyle shall be deemed to have approved the designation of Jacobson by CD&R as an Independent Director and CD&R and [•] shall be deemed to have approved the designation of Charles Peffer as an Independent Director.

(k)                                 The rights of the Principal Investors pursuant to this Section 2.1 are personal to the Principal Investors and shall not be exercised by any Transferee other than (i) a Permitted Transferee acquiring all of the Voting Securities held by a Principal Investor or to the extent agreed to by the applicable Principal Investor and such Permitted Transferee in connection with the transfer of a portion of the Voting Securities held by a Principal Investor or (ii) with the unanimous written consent of all Principal Investors upon the Transfer of the applicable Investor’s entire equity interest not previously transferred.

(l)                                     Except as otherwise described in this Agreement, the Board shall take any actions by majority vote.

(m)                             Subject to Section 2.8 and except as determined otherwise unanimously by all Investors, the Board composition and rights described in this Section 2.1 shall remain in place until the termination of the Agreement pursuant to Section 5.1.

(n)                                 Except as determined otherwise unanimously by all Principal Investors, the Board shall not be expanded to add an additional Director or Directors unless such increase in the size of the Board is necessary to comply with the independence requirements of a national securities exchange upon which the Company’s Common Stock is listed.

5.                                      Amendment to Section 2.2.  Section 2.2 is hereby deleted in its entirety and replaced as follows:

2.2                               Committees.

(a)                                 The Board shall establish an Audit Committee and a Compensation Committee, the power and authority of each to be determined from time to time by the Board.  So long as Bain, Carlyle or CD&R, as applicable, have the right to designate at least one Director pursuant to Section 2.1, the Company shall cause the Audit Committee, the Compensation Committee and any other committee of the Board (including, without limitation, any committee performing the functions usually reserved for the committees described above) to include at least one Bain Designee, one Carlyle Designee and one CD&R Designee; provided that the composition of each such committee shall reflect the relative number of potential Bain Designees, CD&R Designees and Carlyle Designees; provided further that the right of any such designee to serve on a committee shall be subject to the Company’s obligation to comply with any applicable independence requirements of a national securities exchange upon which the Company’s Common Stock is listed to which it is then subject.

(b)                                 If a Stockholder Designee of a Principal Investor is recused from a committee of the Board with respect to any matter, unless the recusal results from such Director’s status as a Stockholder Designee of such Principal Investor, a replacement to such Board committee shall be designated by such Principal Investor, subject to the independence requirements set forth in Section 2.2(a) above.  For avoidance of doubt, except as determined otherwise unanimously by all Principal Investors, the composition of, and rights to serve on the Board committees described in this Section 2.2 shall remain in place following (A) a Change in Control or (B) an IPO.

6.                                      Amendment to Section 2.3.  Section 2.3 is hereby deleted in its entirety and replaced as follows:

2.3                               CEO Change and Compensation.  The Requisite Investors shall have the right to remove or terminate the CEO.  Following any termination or resignation of the CEO, the Chairman shall serve as the interim CEO pursuant to Section 2.1(i).  The seat of the CEO Designee shall not be filled until the new CEO is selected.  The Stockholders shall use their best efforts to cause the Chairman and the Board to promptly initiate a search for a replacement CEO, and the hiring of such replacement CEO shall require the consent of each of the Principal Investors.

7.                                      Amendment to Section 2.5.  The introductory clause of Section 2.5 is hereby deleted in its entirety and replaced as follows:

2.5                               Available Financial Information.  Upon written request of such Stockholder, the Company will deliver, or will cause to be delivered, the information set forth in clauses (c) and (d) to each requesting Stockholder (unless otherwise specified in such clause) and, upon written request of any Principal Investor, the information listed in clause (a) and (b) to such Principal Investors (until such time as any such Principal Investor shall cease to own any shares of Common Stock) and any Transferee of a Bain Investor, Carlyle Investor or CD&R Investor which holds shares of Common Stock that constitute at least 25% of the Original Shares of the Bain Investors, Carlyle Investors or CD&R Investors, as applicable:

8.                                      Amendment to Section 2.6.  Section 2.6 is hereby deleted in its entirety and replaced as follows:

2.6                               Other Information.  The Company covenants and agrees to deliver to each Principal Investor and THD Holdings, upon written request, so long as such Stockholder together with its Permitted Transferees shall own at least 5% of the outstanding shares of Common Stock, with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by any such Stockholder; provided that the Company reserves the right to withhold any information under this Section 2.6 or access under Section 2.7 from a Stockholder if the Board determines that providing such information or granting such access would reasonably be expected to adversely affect the Company on a competitive basis or otherwise.  Each such Stockholder shall have access to such other information concerning the Company’s business or financial condition and the Company’s management as may be reasonably requested, including all rights necessary to satisfy VCOC requirements applicable to such Investor.

9.                                      Amendment to Section 2.8.  Section 2.8 is hereby deleted in its entirety and replaced as follows:

2.8                               Termination of Rights.

(a)                                 At such time as the Bain Investors, the Carlyle Investors or the CD&R Investors, as applicable, together with their respective Affiliates, shall cease to own a number of shares of Common Stock equal to at least 25% of the Original Shares of such Stockholders and their Affiliates (the “Requisite Percentage”), reference to the unanimous decision of the Principal Investors in Section 2.3 shall be understood to refer instead to the unanimous decision of the remaining Principal Investors holding the Requisite Percentage acting together or, if only one Principal Investor has maintained the Requisite Percentage interest in the Common Stock, the decision of such Principal Investor;

(b)                                 Notwithstanding Section 2.1, at such time as the Bain Investors, the Carlyle Investors or the CD&R Investors, as applicable, together with their respective Affiliates, shall cease to own a number of shares of Common Stock equal to the Requisite Percentage, Bain,

Carlyle or CD&R, as applicable, shall cease to have the right to designate more than two Directors (following an IPO one of which may be an Independent Director) pursuant to Section 2.1(a).

(c)                                  Notwithstanding Section 2.1, at such time as the Bain Investors, the Carlyle Investors or the CD&R Investors, as applicable, together with their respective Affiliates, shall cease to own a number of shares of Common Stock equal to at least 5% of the Original Shares of such Stockholders and their Affiliates (the “Minimum Percentage”),  (i) Bain, Carlyle or CD&R, as applicable, shall cease to have the right to designate any Directors pursuant to Section 2.1 and any rights or obligations pursuant to Section 2.2 and 3.7, (ii) Bain, CD&R or Carlyle, as applicable, shall cease to be eligible to participate in a decision of the Requisite Investors, and such decisions shall be made by the Principal Investors then holding at least the Minimum Percentage acting together or, if only one Principal Investor has maintained the Minimum Percentage interest in the Common Stock, the decision of such Principal Investor and (iii) references to the unanimous decision of the Principal Investors in this Agreement, including in Section5.3, and the Registration Rights Agreement shall be understood to refer instead to the unanimous decision of the remaining Principal Investors acting together or, if only one Principal Investor has maintained the Minimum Percentage interest in the Common Stock, the decision of such Principal Investor.

(d)                                 At such time as THD Holdings, together with its Permitted Transferees, shall cease to own a number of shares of Common Stock equal to at least 50% of THD Holdings’ Original Shares, THD Holdings (or its Permitted Transferee designated in accordance with Section 2.4(d)) shall cease to have any rights under Section 2.4(d).

(e)                                  At such time as the MJ Investors shall cease to own a number of shares of Common Stock equal to at least 50% of the MJ Investors’ Original Shares, JFI (or its Permitted Transferee designated in accordance with Section 2.4(e)) shall cease to have any rights under Section 2.4(e).

10.                               Amendment to Section 3.1(a).  Section 3.1(a) is hereby deleted in its entirety and replaced as follows:

(a)                                 Except with the prior written consent of the Coordination Committee, no Transferee of any Stockholder, except a Permitted Transferee, shall be entitled to any rights under this Agreement.

11.                               Amendment to Section 3.2.  Section 3.2 is hereby deleted in its entirety and replaced as follows:

3.2                               Transfer Restrictions.

(a)                                 Each Stockholder hereby agrees that such Stockholder shall not Transfer any of its Equity Securities at any time other than (i) Transfers of its Equity Securities to its Permitted Transferees or (ii) with the prior written consent of the Coordination Committee and subject to compliance with applicable securities laws and Section 3.7.

(b)                                 [Reserved]

(c)                                  [Reserved]

(d)                                 [Reserved]

(e)                                  [Reserved]

12.                               Amendment to Section 3.7.  Section 3.7 is hereby deleted in its entirety and replaced as follows:

3.7                               IPO Coordination Committee.  In connection with an IPO, the Investors shall form a committee (the “Coordination Committee”) responsible for facilitating coordination among the Investors with respect to all Transfer activities by the Investors.  The Coordination Committee shall be comprised of one representative designated by each of the Principal Investors, subject to Section 2.8(c).  Following an IPO, the Coordination Committee shall coordinate all Transfers, other than Transfers to Permitted Transferees, including, without limitation, Rule 144 sales, distributions to limited partners, shelf takedowns and block trades in order to give each Investor and THD Holdings and its Permitted Transferees an opportunity to participate on a pro rata basis (based on ownership at the time of such Transfer and provided that each Investor’s pro rata share of any such transfer shall be reduced by the amount of Shares transferred to Charitable Organizations by such Investor pursuant to clause (i)(z) of the definition of Permitted Transferee); provided, however, that the Coordination Committee may not exercise its approval rights or make any binding determination in a manner that would, by its terms, adversely affect THD Holdings or its Permitted Transferees or any MJ Investor in a material manner relative to the Principal Investors and their Affiliates.  Any action of, or matter to be approved by, the Coordination Committee shall require the approval of a majority of its total membership and such approval shall be required for all Transfers by any Stockholder or its Affiliates.  Notwithstanding the foregoing, the Coordination Committee shall be dissolved and shall have no further authority with respect to Transfers at such time as the Principal Investors and their respective Affiliates collectively hold less than 5% of the issued and outstanding Common Stock.

13.                               Amendment to Section 5.1.  Section 5.1 is hereby deleted in its entirety and replaced as follows:

5.1                               Termination.  Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Stockholders as provided under Section 5.3, this Agreement shall terminate and be of no further effect upon the earlier of (i) such time when no Principal Investor owns Common Stock, or (ii) such Principal Investors and their respective Affiliates collectively own less than 5 % of the issued and outstanding Common Stock, provided that Sections 3.1, 3.8 and 5.1 of this Agreement shall survive such termination.  In addition, (i) the provisions of Article II shall, with respect to each Stockholder, terminate as provided in Section 2.8 or as otherwise provided in the applicable subsection to Article II, (ii) the provisions of Sections 3.3, 3.4, 3.5 and 3.6 and Article IV shall terminate upon the consummation of an IPO, (iii) the provisions of Section 3.2 shall terminate as provided therein and (iv) the provisions of Section 3.7 shall terminate upon the fifth anniversary of the consummation of an IPO.  Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

14.                               Amendment to Section 5.2.  Section 5.2 is hereby deleted in its entirety and replaced as follows:

5.2                               Confidentiality.  Each party hereto agrees to, and shall cause its Representatives to, keep confidential and not divulge any Information; provided that nothing herein shall prevent any party hereto from disclosing such Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (c) to the extent required by law or legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (d) to the extent necessary in connection with the exercise of any remedy hereunder, (e) to other Stockholders, (f) to such party’s Representatives that in the reasonable judgment of such party need to know such Information or (g) to any potential Permitted Transferee or any other bona fide proposed Transferee to whom such proposed Transfer would be permitted in accordance with Section 3.2 in connection with a proposed Transfer of Equity Securities from such Stockholder as long as such Transferee agrees to be bound by the provisions of this Section 5.2 as if a Stockholder, provided further that, in the case of clause (a), (b) or (c), such party shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available.

15.                               Amendment to Section 5.3.  Section 5.3 is hereby deleted in its entirety and replaced as follows:

5.3                               Amendments and Waivers.  This Agreement may be amended, and the Company may take any action herein otherwise prohibited, or omit to perform any act herein otherwise required to be performed by it, only if any such amendment, action or omission to act, has been approved by Stockholders holding in excess of 50% of the then-outstanding Voting Securities of the Stockholders and, subject to Section 2.8(c), such amendment has been unanimously approved by the Principal Investors, provided that this Agreement may not be amended in a manner adversely affecting the rights or obligations of any Stockholder which does not, by its terms, adversely affect the rights or obligations of all similarly situated Stockholders in the same manner without the consent of such Stockholder and provided further that this Agreement, subject to Section 2.8(d) and Section 2.8(e), may not be amended in a manner that would, by its terms, adversely affect the rights or obligations of THD Holdings or its Permitted Transferees or any MJ Investor relative to the Principal Investors and their Affiliates without the consent of THD Holdings or such MJ Investor, as applicable.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.  Any Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Stockholder granting such waiver in any other respect or at any other time.  For the avoidance of doubt, no amendment, modification or supplement to the Bylaws will be deemed to amend, modify or supplement this Agreement.

16.                               Amendment to Section 5.6.  Section 5.6 is hereby deleted in its entirety and replaced as follows:

5.6                               Notices.  All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of a facsimile or other electronic transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(a)                                 if to the Company, to:

HD Supply Holdings, Inc.
3100 Cumberland Blvd
Suite 1480
Atlanta, GA  30339
Attention: General Counsel
Fax: (770) 852-9466

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:  Paul S. Bird, Esq.
                  Steven J. Slutzky, Esq.
Fax:  (212) 909-6836

(b)                                 if to a Bain Investor, to:

Bain Capital, LLC
745 5th Avenue
New York, NY 10151
Attention:  Stephen M. Zide
Fax:  (212) 421-2225

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
One International Place
Boston, MA  02110
Attention:  Newcomb Stillwell
                  Thomas Holden
Fax:  (617) 951-7050

(c)                                  if to a Carlyle Investor, to:

The Carlyle Group
1001 Pennsylvania Avenue, NW
Suite 220 South
Washington, DC  20004-2505
Attention:  Brian Bernasek
Fax:  (202) 347-1818

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, DC  20004-1304
Attention:  Daniel T. Lennon, Esq.
                  David S. Dantzic, Esq.
Fax:  (202) 637-2201

(d)                                 if to a CD&R Investor, to:

Clayton, Dubilier & Rice, LLC
375 Park Avenue
18th Floor
New York, New York  10152
Attention: Theresa Gore
Fax:  (212) 407-5252

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:  Paul S. Bird, Esq.
                  Steven J. Slutzky, Esq.
Fax:  (212) 909-6836

(e)                                  if to THD Holdings, to :

THD Holdings, LLC
c/o The Home Depot, Inc.
Legal Department
Mergers and Acquisitions
Building C-20
2455 Paces Ferry Road
Atlanta, GA  30339
Attention:  L. Briley Brisendine, Jr.
Fax:  (770) 384-2739

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019
Attention:  David M. Silk, Esq.
Fax:  (212) 403-2000

(f)                                   if to any other Stockholder, to the address of such other Stockholder as shown in the stock record book of the Company.

17.                               No Modification.  On and after the effective date of this Amendment each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.  The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect in accordance with its terms, and except as expressly set forth in this Amendment no other amendment or modification to the Agreement is agreed to or implied.

18.                               Governing Law; Jurisdiction and Forum; Waiver of Jury Trial. (a) This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(b)                                 Each party to this Amendment irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district any suit, action or other proceeding arising out of or relating to this Amendment, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party to this Amendment hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c)                                  EACH PARTY TO THIS AMENDMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT, OR ANY OTHER AMENDMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AMENDMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AMENDMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AMENDMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 3. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

19.                               Counterparts.  This Amendment may be executed and delivered (including by facsimile or pdf transmission) in one or more counterparts, and by each party hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth in the first paragraph hereof.

HD SUPPLY HOLDINGS, INC.

By:
Name:
Title:

CLAYTON, DUBILIER & RICE FUND VII, L.P.

By:	CD&R Associates VII, Ltd.,
its general partner

By:
Name:
Title:

CD&R PARALLEL FUND VII, L.P.

By:	CD&R Parallel Fund Associates VII, Ltd.,
its general partner

By:
Name:
Title:

CLAYTON, DUBILIER & RICE FUND VII
(CO-INVESTMENT), L.P.

By:	CD&R Associates VII (Co-Investment), Ltd.,
its general partner

By:
Name:
Title:

Carlyle Partners V, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

By:
Name:
Title:

Carlyle Partners V-A, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

By:
Name:
Title:

CP V Coinvestment A, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

By:
Name:
Title:

CP V Coinvestment B, L.P.

By:	TC Group V, L.P., its general partner
By:	TC Group V, L.L.C., its general partner

By:
Name:
Title:

BAIN CAPITAL INTEGRAL INVESTORS
2006, LLC

By:	Bain Capital Investors, LLC, its administrative member

By:
Name:
Title: